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Exhibit 21

                        LOGIX COMMUNICATIONS ENTERPRISES, INC.
                                     SUBSIDIARIES


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
CORPORATION:                                                    STATE OF ORGANIZATION:

Logix Communications Enterprises, Inc.                          Oklahoma
Logix Communications Corporation                                Oklahoma
Dobson Telephone Company, a/k/a McLoud Telephone Company        Oklahoma
Dobson Fiber/FORTE of Colorado, Inc.                            Oklahoma


PARTNERSHIP:                                                    STATE OF ORGANIZATION:


Forte of Colorado, General Partnership                          Colorado
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